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                                                                     EXHIBIT 4.1

                                AMERICA ONLINE
                              LATIN AMERICA, INC.
             Incorporated Under The Laws Of The State Of Delaware

COMMON STOCK
CUSIP 023658 100


This is to CERTIFY ____________________________________________________________

_______________________________________________________________________________

is the OWNER of _______________________________________________________________

_______________________________________________________________________________


   FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.01 PER SHARE
                        OF THE CLASS A COMMON STOCK OF

America Online Latin America, Inc. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by us duly authorized officers and the Corporate Seal to be hereunto affixed.
                                                                          [SEAL]
EQUISERVE TRUST COMPANY



                  Charles M. Herington                 Javier Aguirre
          President and Chief Executive Officer       Assistant Secretary


                     C E R T I F I C A T E   of   S T O C K